As filed with the Securities and Exchange Commission on October 25, 2010

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIGMA-ALDRICH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	43-1050617
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3050 Spruce Street

St. Louis, Missouri 63103

(314) 771-5765

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

George L. Miller, Esq.

Senior Vice President, General Counsel and Secretary

Sigma-Aldrich Corporation

3050 Spruce Street

St. Louis, Missouri 63103

(314) 771-5765

Fax: (314) 771-5757

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Randall Wang, Esq.	Robert Treuhold, Esq.
Brian K. Feezel, Esq.	Lisa L. Jacobs, Esq.
Bryan Cave LLP	Shearman & Sterling LLP
One Metropolitan Square	599 Lexington Avenue
211 North Broadway, Suite 3600	New York, NY 10022
St. Louis, Missouri 63102	(212) 848-7895
(314) 259-2000	Fax: (646) 848-7895
Fax: (314) 552-8149

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities Common Stock Warrants Purchase Contracts Units	(1), (3)	$0 (2)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. The securities may be offered and sold by the registrant and/or may be offered and sold from time to time by one or more selling security holders to be identified in the future.
(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

SIGMA-ALDRICH CORPORATION

Debt Securities

Common Stock

Warrants

Purchase Contracts

Units

We may offer and sell from time to time our securities in one or more classes, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. Selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of such securities by any selling security holders.

This prospectus provides you with a general description of the securities. We will provide specific terms of any offering in a prospectus supplement or term sheet. The prospectus supplement or term sheet may also add, update or change information contained in this prospectus.

We or any selling security holder may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Our common stock is traded in the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) Global Select Market under the symbol “SIAL.”

Investing in our securities involves risk. See “Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 25, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that we or selling security holders may offer. Each time we or such security holders offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date.

Unless the context otherwise requires, in this prospectus “Sigma-Aldrich,” “Company,” “we,” “us,” “our” and “ours” refer to Sigma-Aldrich Corporation and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, in our Current Report on Form 8-K filed October 25, 2010, and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information.”

SIGMA-ALDRICH CORPORATION

Sigma-Aldrich Corporation is a leading Life Science and High Technology company. We develop, manufacture, purchase and distribute the broadest range of high quality chemicals, biochemicals and equipment available throughout the world. These chemical products and kits are used in scientific research, including genomic and proteomic research, biotechnology, pharmaceutical development and as key components in pharmaceutical, diagnostic and other high technology manufacturing. We operate in 40 countries, manufacturing approximately 48,000 of the 130,000 chemical products we offer. We also offer approximately 40,000 equipment products. We sell into over 160 countries, servicing over 92,000 accounts representing over one million individual customers. Our principal executive offices are located at 3050 Spruce Street, St. Louis, Missouri 63103. Our telephone number is 314-771-5765.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our common stock is listed and traded in the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) Global Select Market. Information about us, including our SEC filings, is also available at our Internet site at http://www.sigma-aldrich.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as “Exchange Act” (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus (SEC File No. 000-08135):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on February 10, 2010;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2010;

•

our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2010, filed with the SEC on April 22, 2010; for the quarterly period ended June 30, 2010, filed with the SEC on July 22, 2010, as amended pursuant to Form 10-Q/A filed with the SEC on July 28, 2010; and for the quarterly period ended September 30, 2010, filed with the SEC on October 21, 2010;

•	our Current Reports on Form 8-K, filed with the SEC on May 6, 2010; May 18, 2010 and October 25, 2010; and

•	the description of our common stock contained in our Current Report on Form 8-K, filed with the SEC on October 25, 2010.

We encourage you to read our periodic and current reports, as they provide additional information about us which prudent investors find important. All of these documents are also available at no charge upon request sent to Sigma-Aldrich Corporation, Attn: Corporate Secretary, 3050 Spruce Street, St. Louis, Missouri 63103, telephone: (314) 771-5765.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, which we refer to as the “Securities Act,” we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of such security holder’s securities at any time and from time to time. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling security holders may offer securities for sale under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the securities owned by the selling security holders. We will provide a prospectus supplement naming any selling security holders, the amount of securities to be registered and sold and any other terms of securities being sold by each selling security holder.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes. Such general corporate purposes may include working capital, investments in or extensions of credit to our subsidiaries, capital expenditures, stock repurchases, debt repayment or financing for acquisitions. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. Except as may otherwise be specified in the applicable prospectus supplement, we will not receive any proceeds form any sales of securities by any selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

	Nine months ended September 30,	Twelve months ended December 31,
	2010	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	19.9	17.1	13.8	10.6	9.3	10.3

Earnings consist principally of income from continuing operations before income taxes, plus fixed charges. Fixed charges include interest expense, the portion of rent expense representative of interest and capitalized interest.

As of the date of this prospectus, we have no preferred stock outstanding.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in the prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risk and uncertainty, including financial, business environment and projections, as well as statements that are preceded by, followed by, or that include the words “believes,” “expects,” “anticipates,” “should” or similar expressions, and other statements contained herein regarding matters that are not historical facts. Additionally, this prospectus and the documents incorporated by reference in the prospectus contain forward-looking statements relating to future performance, goals, strategic actions and initiatives and similar intentions and beliefs, including without limitation, statements regarding our expectations, goals, beliefs, intentions and the like regarding future sales, earnings, restructuring charges, cost savings, process improvements, share repurchases, capital expenditures, acquisitions and other matters. These statements involve assumptions regarding our operations, investments, acquisitions and conditions in the markets we serve.

Although we believe our expectations are based on reasonable assumptions, such statements are subject to risks and uncertainties, including, among others, certain economic, political and technological factors. Actual results could differ materially from those stated or implied in this document and the documents incorporated in it, due to, but not limited to, such factors as:

•	global economic conditions;

•	changes in pricing and the competitive environment and the global demand for our products;

•	fluctuations in foreign currency exchange rates;

•	changes in research funding and the success of research and development activities;

•	dependence on uninterrupted manufacturing operations;

•	changes in the regulatory environment in which we operate;

•

changes in worldwide tax rates or tax benefits from domestic and international operations, including the matters described in Note 3 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and in Note 10 to the Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2009;

•	exposure to litigation, including product liability claims;

•	the ability to maintain adequate quality standards;

•	reliance on third party package delivery services;

•	failure to achieve planned cost reductions in global supply chain initiatives and restructuring actions;

•	an unanticipated increase in interest rates;

•	failure of planned sales initiatives in our Research and SAFC businesses;

•	other changes in the business environment in which the Company operates;

•

the outcome of the outstanding matters described in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 under “Part I—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other Matters;” and

•	the matters referred to under “Risk Factors” above.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this document. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our senior unsecured debt securities. The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. For purposes of this description of debt securities, the terms “we,” “our,” “ours,” and “us” refer only to Sigma-Aldrich Corporation and not to any of its subsidiaries.

The Indenture

The debt securities will be issued in one or more series under an indenture (the “Indenture” or an “indenture”), between us and Deutsche Bank Trust Company Americas, as trustee. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the indenture. The indenture will be subject to and governed by the Trust Indenture Act of 1939. The description below is a summary and does not contain all the information you may find useful. We urge you to read the indenture because it, and not this summary, defines many of your rights as a holder of our debt securities. The form of the indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. If you would like to read the indenture, it is on file with the SEC, as described under “Where You Can Find More Information.” Whenever we refer to particular sections or defined terms in an indenture, those sections and definitions are incorporated by reference.

General

The indenture does not limit the aggregate amount of debt securities which we may issue nor does it limit other debt we may issue. We may issue senior or subordinated debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, the indenture will not limit the amount of other secured or unsecured debt that we may incur or issue.

The senior debt securities will rank equally with all our other unsubordinated obligations. The indenture will provide that the debt securities may be issued from time to time in one or more series. Unless otherwise provided, all debt securities of any one series may be reopened for issuance of additional debt securities of such series. (Section 3.1 of the indenture). We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.

The indenture will place no limitation on the amount of additional secured indebtedness that we may incur. We expect from time to time to incur additional indebtedness constituting secured indebtedness. Our outstanding secured indebtedness would rank senior to our senior unsecured indebtedness to the extent of such security, and our outstanding short- and long-term indebtedness would rank equally with our senior unsecured debt securities.

The applicable prospectus supplement relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including, where applicable:

•	the title and any limit on the aggregate principal amount of the debt securities and whether the debt securities will be senior or subordinated;

•	the price at which we are offering the debt securities, usually expressed as a percentage of the principal amount;

•

the date or dates on which the debt securities of a series will be issued, and on which the principal of and any premium on such debt securities, or any installments thereof, will mature or the method of determining such date or dates;

•	the rate or rates, which may be fixed or variable at which such debt securities will bear interest or the method of calculating such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method of determining such dates;

•	the date or dates on which any interest will be payable and the applicable record dates;

•	the place or places where principal of, premium, if any, and interest, if any, on such debt securities, or installments thereof, if any, will be payable;

•

any of our obligations to redeem, repay, purchase or offer to purchase the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or upon other conditions or at the option of the holders of the debt securities and the periods, prices and the other terms and conditions of such redemption or repurchase, in whole or in part;

•	any of our right to redeem the debt securities at our option and the periods, prices and the other terms and conditions of such redemption, in whole or in part;

•	the denominations in which such debt securities will be issued;

•	if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable;

•	whether the debt securities are original issue discount securities (as described below under “—Original Issue Discount Securities”) and the amount of discount;

•	the provisions for payment of additional amounts or tax redemptions, if any;

•	any addition to, or modification or deletion of, any event of default or covenant specified in the indenture with respect to such debt securities;

•	whether the debt securities of the series shall be issued in whole or in part in certified form;

•	the designation, if any, of any depositaries, trustees, paying agents, authenticating agents, security registrars or other agents with respect to the debt securities of such series;

•	any terms upon which the holders may convert or exchange debt securities into or for our common stock or other securities or property of us or another issuer;

•

if other than the entire principal amount, the portion of the principal amount of debt securities which becomes payable upon a declaration of acceleration of maturity or the method of determining such portion;

•	material federal income tax considerations, if applicable; and

•	any other special terms pertaining to such debt securities. (Section 3.1 of the indenture).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange or included in any market.

None of our stockholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or debt securities on account of that status. (Section 1.13 of the indenture).

Debt securities may also be issued pursuant to the indenture in transactions exempt from the registration requirements of the Securities Act. Those debt securities will not be considered in determining the amount of securities issued under this registration statement.

Form and Denominations

Unless we specify otherwise in the applicable prospectus supplement, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued only in minimum denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof. (Section 3.2 of the indenture).

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion or exchange price or rate (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.

Payment

Unless we specify otherwise in the applicable prospectus supplement:

•

payments in respect of the debt securities will be made at the corporate trust office of the trustee, except that, at our option interest payments on debt securities in registered form may be made by checks mailed to the holders of debt securities entitled to payments at their registered addresses or, if provided in the applicable prospectus supplement, by wire transfer to an account designated by the registered holder; and

•

payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of the indenture).

If we do not pay interest when due, that interest will no longer be payable to the registered holder of the debt security on the record date for such interest. We will pay any defaulted interest, at our election:

•

to the person in whose name the debt security is registered at the close of business on a special record date set by the trustee between 10–15 days before the payment of such defaulted interest and at least 10 days after the receipt by the trustee of notice of the proposed payment by us; or

•

in any other lawful manner that is consistent with the requirements of any securities exchange, if any, on which the debt securities are listed if, after we give notice to the trustee, the trustee determines that the manner of payment is practicable. (Section 3.7 of the indenture).

Registration, Transfer and Exchange

Unless we specify otherwise in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency maintained for such purpose we designate from time to time. Debt securities may be transferred or exchanged generally without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of the indenture). We intend to appoint the trustee under the indenture as security registrar with respect to securities issued under the indenture.

Unless we specify otherwise in the applicable prospectus supplement, we will not be required (i) to register, transfer or exchange any debt securities during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of such debt securities to be redeemed and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any debt security to be redeemed in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We may not consolidate with or merge with or into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

the surviving corporation or the person acquiring the assets is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities, and to perform or observe all covenants of the indenture;

•	immediately after the transaction, there is no event of default under the indenture; and

•	we deliver to the trustee a certificate and opinion of counsel stating that the transaction complies with the indenture. (Section 10.1 of the indenture).

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under the indenture. (Section 10.2 of the indenture).

Unless we specify otherwise in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Restrictions on Liens

Unless otherwise provided in the applicable prospectus supplement, we will not, and will not permit any of our Restricted Subsidiaries to, create, incur, issue, assume or guarantee any indebtedness for money borrowed secured by a Lien (“Secured Debt”) upon any Principal Property or any shares of stock or indebtedness for borrowed money of any Restricted Subsidiary, whether owned at the date of the indenture or thereafter acquired, without effectively providing concurrently that the debt securities are secured equally and ratably with or, at our option, prior to such Secured Debt so long as such Secured Debt shall be so secured.

The foregoing restriction shall not apply to, and there shall be excluded from Secured Debt in any computation under such restriction, Secured Debt secured by:

(1) Liens on any property, shares of stock or indebtedness for borrowed money of any entity existing at the time such entity becomes a Restricted Subsidiary;

(2) Liens on property or shares of stock existing at the time of the acquisition of such property or stock by us or a Restricted Subsidiary, or existing as of the original date of the indenture;

(3) Liens to secure the payment of all or any part of the price of acquisition, construction or improvement of such property or stock by us or a Restricted Subsidiary, or to secure any Secured Debt incurred by us or a Restricted Subsidiary, prior to, at the time of, or within 360 days after, the later of the acquisition or completion of construction (including any improvements on an existing property), which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that, in the case of any such acquisition, construction or improvement, the Lien shall not apply to any property theretofore owned by us or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

(4) Liens securing Secured Debt of a Restricted Subsidiary owing to us or to another Restricted Subsidiary;

(5) Liens on property of an entity existing at the time such entity is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

(6) Liens on our or Restricted Subsidiary’s property in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

(7) Liens upon any Principal Property, or any transfer or disposition of any Principal Property, that is created or implemented as a necessary component of a bond for title transaction, payment in lieu of tax agreement or other tax incentive vehicle designed to provide us or any Subsidiary with certain ad valorem property tax savings or other incentive savings;

(8) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103 of the Internal Revenue Code;

(9) Liens to secure Hedging Obligations entered into in the ordinary course of business to purchase any raw material or other commodity or to hedge risks or reduce costs with respect to our, or any of our Restricted Subsidiaries’, interest rate, currency or commodity exposure, and not for speculative purposes;

(10) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (1) through (9) above; provided, however, that the principal amount of Secured Debt so secured shall not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement (except any amounts committed at the date of the indenture), and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements and construction on such property).

Notwithstanding the foregoing, we and any one or more of our Restricted Subsidiaries may, however, without securing any debt securities, create, incur, issue, assume or guarantee Secured Debt secured by a Lien if, after giving effect to the transaction, the aggregate of the Secured Debt then outstanding (not including Secured Debt permitted under the above exceptions) does not exceed 15% of our Consolidated Net Tangible Assets as shown on our consolidated financial statements as of the end of the fiscal year preceding the date of determination. (Section 12.5 of the indenture).

“Commodity Agreement” means any forward contract, commodity swap, commodity option or other financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Consolidated Net Tangible Assets” means our and our Restricted Subsidiaries’ total assets (including, without limitation, any net investments in Subsidiaries that are not Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (excluding any notes and loans payable, current maturities of long-term debt, the current portion of deferred revenue, obligations under capital leases and any other liability constituting indebtedness for borrowed money) and (b) all goodwill, trade names, trademarks, franchises, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by Sigma-Aldrich and its Restricted Subsidiaries as of the end of the fiscal year preceding the date of determination in accordance with GAAP; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board and in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in such other statements by such other entity as have been approved by a significant segment of the accounting profession or which have other substantial authoritative support in the United States and are applicable in the circumstances, in each case, as applied on a consistent basis, which are in effect as of the issuance date of the Debt Securities.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Agreement or derivative contract entered into to hedge interest rate risk, currency exchange risk, and commodity price risk.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Lien” or “Liens” means any mortgage, pledge, lien, security interest or other encumbrances upon any Principal Property or any shares of stock or on indebtedness for borrowed money of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness for borrowed money are now owned or hereafter acquired).

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means each plant or facility of ours or a Restricted Subsidiary located within the United States of America (other than its territories and possessions) or Puerto Rico, except any such plant or facility which either (i) has a gross book value of less than 2% of Consolidated Net Tangible Assets or (ii) in the good faith opinion of our board of directors, is not of material importance to the total business conducted by us and our Restricted Subsidiaries.

“Restricted Subsidiary” means any of our Subsidiaries: (i) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America, the District of Columbia, or Puerto Rico and (ii) which owns or is the lessee of any Principal Property.

“Subsidiary” means (1) any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by us or one or more other Subsidiaries and (2) any other Person in which we or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, at least the majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

Restrictions on Sale and Leaseback Transactions.

Unless otherwise provided in the applicable prospectus supplement, we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

(1) We or such Restricted Subsidiary would be entitled to create, incur, issue, assume or guarantee indebtedness secured by a Lien upon such property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the debt securities; provided, however, that from and after the date on which such arrangement becomes effective, the Attributable Debt in respect of such arrangement shall be deemed, for all purposes described under “—Restrictions on Liens” above, to be Secured Debt subject to the provisions of the covenants described therein; or

(2) Since the original date of the indenture and within a period commencing twelve months prior to the consummation of such Sale and Leaseback Transaction and ending twelve months after the consummation of such Sale and Leaseback Transaction, we, or any Restricted Subsidiary, as the case may be, has expended or will expend for the Principal Property an amount equal to

(A) the net proceeds of such Sale and Leaseback Transaction, and we elect to designate such amount as a credit against such Sale and Leaseback Transaction, or

(B) a part of the net proceeds of such Sale and Leaseback Transaction and we elect to designate such amount as a credit against such Sale and Leaseback Transaction and applies an amount equal to the remainder of the net proceeds as provided in the following paragraph; or

(3) such Sale and Leaseback Transaction does not come within the exceptions provided by the first paragraph above under “—Restrictions on Sale and Leaseback Transactions” and we do not make the election permitted by the second paragraph under “—Restrictions on Sale and Leaseback Transactions “ or make such election only as to a part of such net proceeds, in either of which events we shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement (less any amount elected under the second paragraph under “—Restrictions on Sale and Leaseback Transactions”) to the retirement, within 360 days of the effective date of any such arrangement, of indebtedness for borrowed money of ours or any Restricted Subsidiary (other than our indebtedness for borrowed money which is subordinated to the debt securities) which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligees to a date more than twelve months after the date of the creation of such indebtedness for borrowed money (it being understood that such retirement may be made by prepayment of such indebtedness for borrowed money, if permitted by the terms thereof, as well as by payment at maturity, and that at our option and pursuant to the terms of the indenture, such indebtedness may include the debt securities). (Section 12.6 of the indenture).

“Attributable Debt” means the present value (discounted at the weighted average interest rate borne by the debt securities outstanding at the time of such Sale and Leaseback transaction compounded semiannually) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended).

“Sale and Leaseback Transaction” means any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any Principal Property, whether such Principal Property is now owned or hereafter acquired (except for (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years and (2) leases between us and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by us or such Restricted Subsidiary to such person with the intention of taking back a lease of such property.

Modification or Amendment of the Indenture

Supplemental Indentures with Consent of Holders. If we receive the consent of the holders of at least a majority in principal amount of the debt securities then outstanding affected thereby, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders under the indenture of such debt securities.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

•	conflict with the required provisions of the Trust Indenture Act;

•	except as described in any prospectus supplement:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security,

•

reduce the principal amount, interest or any premium payable upon redemption; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

•	change the currency or currencies in which the principal of, any premium or interest on such debt security is denominated or payable,

•

reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions of any debt security,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity date, or, in the case of redemption, on or after the redemption date,

•	limit our obligation to maintain a paying agency outside the United States for payment on bearer securities, or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

•	reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of the indenture or certain defaults; or

•

modify any provisions of the indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 11.2 of the indenture).

Supplemental Indentures Without Consent of Holders. Without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for certain purposes, including:

•	to evidence the succession of another corporation to our rights and covenants in the indenture;

•	to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers conferred in the indenture;

•	to add any additional events of default;

•

to change or eliminate any provisions, when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

•	to provide security for or guarantee of the debt securities;

•

to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities as long as such action does not adversely affect the interests of the holders of the debt securities;

•	to establish the form or terms of debt securities in accordance with the indenture;

•

to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under the indenture which are not inconsistent with any provision of the indenture, as long as any such foregoing action does not adversely affect the interests of the holders; or

•	to adjust any conversion rights upon a merger of us or a sale by us of substantially all of our assets. (Section 11.1 of the indenture).

It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 11.2 of the indenture).

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of debt securities of any other series. (Section 11.2 of the indenture). If the changes contained in a supplemental indenture are so significant as to involve the offering of a new security, then we will file a new registration statement covering the issuance of such debt securities and containing the revised indenture.

Events of Default

Unless we specify otherwise in a prospectus supplement, an event of default with respect to any series of debt securities issued under the indenture means:

•	default for 30 days in the payment of any interest on any debt security of such series when due;

•	default in the payment of the principal of, and any premium on, any debt security of such series at maturity;

•	default for 30 days in the deposit of any sinking fund payment when due by the terms of any debt security of such series;

•

default in the performance, or breach, of any covenant or warranty of ours in the debt securities of such series or the indenture for 90 days after we receive notice from the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series;

•	certain events of bankruptcy, insolvency or receivership; or

•	any other events which we specify for that series, which will be indicated in the prospectus supplement for that series. (Section 5.1 of the indenture).

Within 90 days after a default in respect of any series of debt securities, the trustee must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of payment default, the trustee may withhold such notice if it determines that such withholding is in the interest of the holders. (Section 6.2 of the indenture).

If an event of default occurs and is continuing in respect of any outstanding series of debt securities, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the applicable principal amount of all of the debt securities of that series to be immediately due and payable. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. (Section 5.2 of the indenture).

Unless we specify otherwise in a prospectus supplement, if an event of default because of certain events of bankruptcy, insolvency or receivership shall occur and be continuing, then the principal amount of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. (Section 5.2 of the indenture).

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series. (Section 5.13 of the indenture).

We must file annually with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 12.2 of the indenture).

Subject to provisions in the indenture relating to its duties in case of default, the trustee is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee reasonable security or indemnity. (Section 6.3 of the indenture).

Subject to indemnification requirements and other limitations set forth in the indenture, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of the indenture).

Defeasance; Satisfaction and Discharge

Legal or Covenant Defeasance. The indenture provides that we may be discharged from our obligations with respect to the debt securities of any series, as described below, unless otherwise specified in a prospectus supplement. (Section 15.1 of the indenture).

At our option, we may choose one of the following alternatives:

•

We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•

Alternatively, we may decide not to comply with certain restrictive covenants contained in the indenture. Any noncompliance with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”

In either case, we will be discharged from our obligations if we deposit with the trustee, in trust, sufficient money and/or U.S. Government Obligations (as referred to below), in the opinion of a nationally recognized firm of independent public accountants, to pay principal, including any mandatory sinking fund payments, any premium, and interest on the debt securities of that series on the maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or an Internal Revenue Service ruling which provides that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. In the case of legal defeasance, such an opinion could not be given absent a change of law after the date of this prospectus. (Section 15.2 of the indenture).

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series on the dates on which installments of interest or principal are due but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

“U.S. Government Obligations” generally means securities which are (1) direct obligations of the United States backed by its full faith and credit, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include certain depository receipts. (Section 15.2 of the indenture).

We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option. (Section 15.2 of the indenture).

Legal defeasance and covenant defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and no breach of any material agreement.

Notices to Registered Holders

Notices to registered holders of debt securities will be sent by mail to the addresses of those holders as they appear in the security register. (Section 1.5 of the indenture).

Replacement of Securities

We will replace any mutilated debt security at the expense of the holder upon surrender of the mutilated debt security to the trustee in the circumstances described in the indenture. We will replace debt securities that are destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft of the debt securities satisfactory to us and to the trustee in the circumstances described in the indenture. In the case of a destroyed, lost or stolen debt security, an indemnity and/or security satisfactory to the trustee and us, and payment of any taxes, governmental charges or other expenses, may be required from the holder of the debt security before a replacement debt security will be issued. (Section 3.6 of the indenture).

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of the indenture).

Regarding the Trustee

Deutsche Bank Trust Company Americas will serve as the trustee under the indenture. We and our subsidiaries may maintain deposits or conduct other banking transactions with the trustee or its affiliates in the ordinary course of business. An affiliate of the trustee is also a lender under our European revolving credit facility due March 13, 2014, under which no amounts are currently outstanding.

If the trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest, it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign.

There may be more than one trustee under the indenture, each with respect to one or more series of debt securities. (Section 1.1 of the indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of the indenture).

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus or in an applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture. (Sections 1.1 and 6.10 of the indenture).

Global Debt Securities

Unless we specify otherwise in a prospectus supplement for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form and will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities will be registered in the name of the depositary or its nominee, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

Special Investor Considerations for Global Securities. Under the terms of the indenture, our obligations with respect to the debt securities, as well as the obligations of the trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Neither we nor the trustee has any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustee supervises the depositary in any way.

Special Situations When the Global Security Will Be Terminated. In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide (subject to the procedures of the depositary) to terminate a global security. (Section 3.4 of the indenture).

A prospectus supplement may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

The Depository Trust Company. Unless otherwise indicated in the prospectus supplement, The Depository Trust Company, or DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each debt security, each in the aggregate principal amount of such security and will be deposited with DTC.

Purchases of debt securities under the DTC system must be made by or through participants (for example, your broker) who will receive credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the records of the participant. Beneficial owners of the debt securities will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants and by participants to beneficial owners will be governed by arrangements among them, subject to statutory or regulatory requirements as may be in effect from time to time.

Proceeds, distributions or other payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not DTC, or Sigma-Aldrich, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, certificates representing the debt securities are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor depository. In that event, certificates representing the debt securities will be printed and delivered.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its Participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 300,000,000 shares of common stock, $1.00 par value per share. As of September 30, 2010, there were 121,298,893 shares of our common stock issued and outstanding. Our common stock currently trades on the NASDAQ Global Select Market under the symbol “SIAL.”

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Generally, matters to be decided by the stockholders will be decided by the vote of holders of a majority of the outstanding shares of our common stock entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present.

Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to receive ratably its net assets available for distribution after the payment of all of our liabilities. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue at any time, including in the future.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation, as amended, provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (“DGCL”); or

•	for any transaction from which the director derived an improper personal benefit.

Our by-laws state that we shall, to the full extent permitted by the DGCL, indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer or is or was serving at our request as a director or officer of any other corporation or enterprise. The by-laws further state that we may, but shall not be required to, supplement the right of indemnification as described above by

•	the purchase of insurance on behalf of any one or more of such persons, whether or we would be obligated to indemnify such person;

•	individual or group indemnification agreements with any one or more of such persons; and

•	advances for related expenses of such a person.

We have purchased directors’ and officers’ insurance which protects each director and officer from liability for actions taken in their capacity as directors or officers. This insurance may provide broader coverage for such individuals than may be required by the provisions of our certificate of incorporation.

Amendment of Certificate of Incorporation and By-Laws

Under Delaware law, stockholders have the right to adopt, amend or repeal the by-laws of a corporation. In addition, if the certificate of incorporation so provides, the by-laws may be amended by the board of directors. Our certificate of incorporation provides that our by-laws may be amended by the board of directors. Our by-laws provide that the stockholders may amend the by-laws by an affirmative vote of the holders of not less than a two-thirds of the voting power of the shares issued and outstanding and entitled to vote at any annual or special meeting of the stockholders at which a quorum is in attendance.

The Company’s certificate of incorporation, as amended, provides that certain provisions of the certificate of incorporation, including the provision relating to the business combinations (see “Certain Anti-Takeover Effects of Provisions of the Company’s Certificate of Incorporation, By-Laws and Delaware Law—Limitation on Certain Business Combinations”) may only be amended with an affirmative vote of the holders of at least two-thirds of all the outstanding shares of the Company entitled to vote at a meeting of stockholders called for such purpose.

Certain Anti-Takeover Effects of Provisions of the Company’s Certificate of Incorporation, By-Laws and Delaware Law

A number of provisions in our certificate of incorporation and by-laws and Delaware law may make it more difficult to acquire control of the Company. These provisions could deprive the stockholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of our common stock. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors;

•	discourage transactions which may involve an actual or threatened change in control of Sigma-Aldrich;

•	discourage tactics that may be used in proxy fights; and

•	encourage persons seeking to acquire control of Sigma-Aldrich to consult first with the board of directors to negotiate the terms of any proposed business combination or offer.

These provisions include, but are not limited to, those described in the section captioned “Amendment of Certificate of Incorporation and By-Laws” and the following sections:

Number of Directors; Filling Vacancies; Removal

Our by-laws require that our board of directors consist of between three and eleven members. Our by-laws provide that vacancies on the board of directors may be filled by a majority of the board of directors then in office, even if less than a quorum, or by the sole remaining director. A director may be removed from office by affirmative vote of the holders of a majority of the voting power of the outstanding shares entitled to vote for the election of such director, taken at a meeting of shareholders called for that purpose. Accordingly, the Board could temporarily prevent any stockholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new directorships with its own nominees.

Advance Notice Procedures for Stockholder Proposals and Director Nominations

Our by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to, and received at, our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be delivered not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. Our by-laws also specify requirements as to the form and content of a stockholder’s notice. Although the by-laws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Authorized but Unissued Shares of Common Stock

The authorized but unissued shares of common stock are available for future issuance without stockholder approval except as may be required by applicable stock exchange rules or Delaware law. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of Sigma-Aldrich by means of a proxy contest, tender offer, merger or otherwise. We will not solicit approval of our stockholders for issuance of common stock unless our board of directors believes that approval is advisable or is required by applicable stock exchange rules or Delaware law.

Cumulative Voting

Our certificate of incorporation, as amended, does not authorize our stockholders to cumulate voting in the election of directors. As a result, a stockholder may not aggregate his or her votes for a single director.

Limitation on Certain Business Combinations

Our certificate of incorporation prohibits us from approving any business combination without the affirmative vote of the holders of at least two-thirds of all our outstanding stock entitled to vote at a meeting of stockholders called for such purpose.

The term “business combination” is defined as:

•

any merger or consolidation of Sigma-Aldrich with any other corporation or the acquisition by merger or consolidation of another company by a subsidiary of us through the issuance of a number of our shares in excess of thirty-five percent of our then outstanding shares;

•

any sale, lease exchange, transfer or other disposition (in one transaction or series of transactions) to or with any individual, corporation, partnership or other person or entity of any of our or our subsidiaries’ assets (including stock of a subsidiary) that have an aggregate book value of twenty percent of our total assets as shown on our consolidated balance sheet as of the calendar quarter immediately preceding any such transaction;

•	the adoption of any plan or proposal for the liquidation or dissolution of Sigma-Aldrich; or

•

any transaction involving us or any of our subsidiaries, including the issuance or transfer of any of our securities, any reclassification of our securities, or a recapitalization of us or our subsidiaries, or any merger or consolidation of us with any of our subsidiaries if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our equity or convertible securities or any subsidiary which shares may be entitled to vote on the transactions set forth in the bullets above.

Ability to Call Special Meeting and Stockholder Action by Written Consent

Our by-laws limit the ability to call special meetings of our stockholders to the board of directors, the chairman of the board of directors or the president of the company. Accordingly, special meetings of stockholders may not be called by stockholders. Our certificate of incorporation and by-laws provide that any action by written consent of stockholders in lieu of a meeting must be unanimous. The provision that does not allow stockholders to call special meetings and the provision prohibiting stockholder action by written consent except when unanimous consent is obtained may delay consideration of a stockholder proposal until the next annual meeting (unless a special meeting is called).

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL regulating corporate takeovers. Section 203, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date that such stockholder became an interested stockholder unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	terms relating to the currency or currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of the debt securities, common stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, terms relating to the currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; any terms relating to the modification of the warrants;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities or common stock will not be exercisable until at least one year from the date of sale of the warrant.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of debt securities, shares of our common stock or warrants at a future date or dates. The price per equity security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. The payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts we are offering will describe the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount a holder will be obligated to pay in order to purchase our debt securities, common stock or warrants or the formula to determine such amount;

•

the settlement date or dates on which the holder will be obligated to purchase the securities. The prospectus supplement will specify whether certain events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•

the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of a purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic. Purchase contracts may include anti-dilution provisions to adjust the number of securities to be delivered upon the occurrence of specified events;

•

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, common stock, warrants or debt obligations or government securities;

•	the terms of any pledge arrangement relating to any underlying securities; or

•

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the purchase contracts. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of purchase contracts or purchase contract units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We or any selling security holder may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	through agents or dealers;

•	to or through underwriters;

•	directly by us or by any selling security holder to purchasers; or

•	through a combination of any of these methods.

We will describe the details of any such offering and the plan of distribution for any securities offering by us or any selling security holder in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Bryan Cave LLP, St. Louis, Missouri, will issue an opinion about the validity of the securities.

EXPERTS

The consolidated financial statements of Sigma-Aldrich Corporation as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated herein and in the registration statement, and upon the authority of said firm as experts in auditing and accounting. The report of KPMG LLP refers to the company’s adoption of an interpretation of Statement of Financial Accounting Standards No. 109 (ASC 740) effective January 1, 2007.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. Other than the SEC registration fee, all the amounts listed are estimates.

SEC Registration Fee	$(1)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing and Engraving Expenses	(2)
Transfer Agent, Registration and Trustee Fees and Expenses	(2)
Stock Exchange Listing Fees	(2)
Rating Agency Fees and Expenses	(2)
Miscellaneous Expenses	(2)

Total	(2)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and 457(r).
(2)	Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable.

Item 15.	Indemnification of Officers and Directors.

The DGCL permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of actions by or in right of the corporation, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Our certificate of incorporation, as amended, provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Our by-laws state that we shall, to the full extent permitted by the DGCL, indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer or is or was serving at our request as a director or officer of any other corporation or enterprise. The by-laws further state that we may, but shall not be required to, supplement the right of indemnification as described above by:

•	the purchase of insurance on behalf of any one or more of such persons, whether or we would be obligated to indemnify such person;

•	individual or group indemnification agreements with any one or more of such persons; and

•	advances for related expenses of such a person.

We have purchased directors’ and officers’ insurance which protects each director and officer from liability for actions taken in their capacity as directors or officers. This insurance may provide broader coverage for such individuals than may be required by the provisions of our certificate of incorporation.

Item 16.	Exhibits

A list of exhibits filed herewith or incorporated by reference herein is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Louis, State of Missouri, on the 25th day of October, 2010.

SIGMA-ALDRICH CORPORATION

By:	/s/ Rakesh Sachdev
Name:	Rakesh Sachdev
Title:	Senior Vice President, Chief Financial Officer and Chief Administrative Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rakesh Sachdev, George L. Miller, Michael F. Kanan and Kirk A. Richter and any one or more of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAI P. NAGARKATTI	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2010
Jai P. Nagarkatti
/S/ RAKESH SACHDEV	Senior Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	October 25, 2010
Rakesh Sachdev

/S/ MICHAEL F. KANAN	Vice President and Corporate Controller (Principal Accounting Officer)	October 25, 2010
Michael F. Kanan

/S/ REBECCA M. BERGMAN	Director	October 25, 2010
Rebecca M. Bergman

/S/ GEORGE M. CHURCH	Director	October 25, 2010
George M. Church

/S/ DAVID R. HARVEY	Director	October 25, 2010
David R. Harvey

/S/ W. LEE MCCOLLUM	Director	October 25, 2010
W. Lee McCollum

/S/ AVI M. NASH	Director	October 25, 2010
Avi M. Nash

/S/ STEVEN M. PAUL	Director	October 25, 2010
Steven M. Paul

/S/ J. PEDRO REINHARD	Director	October 25, 2010
J. Pedro Reinhard

/S/ D. DEAN SPATZ	Director	October 25, 2010
D. Dean Spatz

/S/ BARRETT A. TOAN	Director	October 25, 2010
Barrett A. Toan

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement (Debt Securities).*

1.2	Form of Underwriting Agreement (Common Stock).*

1.3	Form of Underwriting Agreement (Warrants).*

1.4	Form of Underwriting Agreement (Purchase Contracts).*

1.5	Form of Underwriting Agreement (Units).*

3.1	Certificate of Incorporation and Amendments (incorporated by reference to Exhibit 3(a) of Form 10-Q filed for the period ended June 30, 2004).

3.2	By-Laws, as amended (incorporated by reference to Exhibit 3.2 of Form 8-K filed October 25, 2010).

4.1	Form of Indenture.

4.2	Form of Senior Unsecured Debt Security.*

4.3	Form of Purchase Contract Agreement and Units (including form of related security certificate).*

4.4	Form of Pledge Agreement for Purchase Contract and Units.*

4.5	Form of Warrant Agreement of Registrant (including form of warrant certificate).*

4.6	Form of Unit Agreement of Registrant (including form of unit certificate).*

5.1	Opinion of Bryan Cave LLP.

8.1	Opinion regarding tax matters.*

12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Bryan Cave LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained in signature pages).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as trustee under the Indenture.

*	Indicates document to be filed as an exhibit to a report on Form 8-K or Form 10-Q pursuant to Item 601 of Regulation S-K and incorporated herein by reference.